Exhibit 10.10

Power of Attorney

Handan Hongri Metallurgy Co., Ltd, a corporation established and organized under the laws of The People’s Republic of China, with Liu Shenghong as the legal representative and a business license No. of 130400400001179, with its registered address at Guzhen Village, Yetao Town, Wu'an City, Hebei Province (zip code: 056304), (hereinafter referred to as “the Principal”), hereon irrevocably unconditionally entrusts Raiffeisen Bank International AG Beijing Branch, with its registered address at Room 200, Beijing International Club, No.21 Jianguomen Wai Street, Beijing, China (zip code: 100020), (hereinafter referred to as “the Agent”) as the authentic and legal Agent of the Principal.

Whereas:
1) The Principal intends to handle the related business at the agent, including but not limited to the opening, altering and withdrawing of the bank account and credit extension. The Agent agrees to handle the related business or provide related service in accordance with the related laws, regulations, rules referring to agent and all related documents between the Principal and Agent (hereinafter referred to as “the Business Documents”). Both the Principal and Agent agree the conditions and provisions in relation to the business or service with full acknowledgment.
2) In order to facilitate the Agent to handle the related business or provide the related service for the Principal, the Principal may at intervals pre-deposit the blank documents which may be demanded to handle the related business or provide the related service at the Agent, including but not limited to the remittance documents of the RMB account.

Except otherwise defined in this document, the terms in the Business Documents shall be the same with this Power of Attorney.

In accordance with this Power of Attorney, the Principal hereto entrusts the Agent to perform the actions below in the name of and on behalf of the Principal:
1. to sign, send, alter, replace and issue the business documents or other business-demand documents at intervals, including but not limited to filing in the blank remittance documents of RMB account.
2. to take any measures to fulfill, sign, wax seal and send all the contracts, agreements, notifications, documents and necessary letters of the Principal.
3. to make arrangements with the seller, consignor, carrier, depositor and/or other related parties. The Agent shall not assume any liability for the default or negligence of the parties aforesaid, and has the right (but no obligation) to defray the freight, warehousing fee, wharf fee and other related fees on behalf of the Principal.
4. to file actions or take any legal acts or proceedings in the name of the Principal (not the obligation), and the scope of authorization shall be the general agency, including but not limited to, to admit, waive, or modify the claims/arbitration requests, enter into a settlement or file a counterclaim or appeal, accept and dispose the property and other related legal matters.

5. to designate the staff whom the Agent considers appropriate or employees of the Agent to perform any or all authorized matters.
6. to entrust any law firm or lawyer representative to perform the authorized matters under this Power of Attorney on behalf of the Agent.
7. to take any necessary measures according to the independent judgment of the Agent within the legal scope, with the aim to protect the rights and interests of the Agent referring to the instruments and/or goods.

The Principal promises to totally defray any authentically occurring legal fees and charges to the Agent, staff designated by the Agent or employees of the Agent; to compensate or exempt the Agent, staff designated by the Agent or employees from the losses, expenses, claims, costs, fees and liabilities directly or indirectly arising from the behaviors or matters of the Agent, staff designated by the Agent or employees of the Agent in good faith.

The Principal declares hereon: this Power of Attorney shall not be rescinded, and shall not be terminated only when the Principal totally fulfills the liabilities (including but not limited to the repayment and interests) and obligations under or referring to the Business Documents for the Agent.

This Power of Attorney shall be governed and interpreted by the related laws and regulations of China. The Principal agrees irrevocably and unconditionally that: referring to any disputes in relation to this Power of Attorney, any party may file an action with People’s Court of the place where the Agent is located. The losing party shall defray all the expenses of the prevailing party arising from the case (including but not limited to the litigation cost, attorney fee etc.)

Any delivery and service of the notifications, demands, directions or other documents between the Principal and Agent shall be in accordance with the provisions of notification and service under the business documents.

This Power of Attorney shall be signed and sealed by the Legal Representative or Authorized Representative of the Principal and become effective on the date stated at the end of this document.

Handan Hongri Metallurgy Co., Ltd (Seal)

Legal Representative or Authorized Representative (Signature)
June 28th, 2011